                           CASH MANAGEMENT SHARE CLASS
                                DISTRIBUTION PLAN
                                       OF
                                MUTUAL FUND TRUST

                  Distribution Plan, dated as of August __, 2001, of Mutual Fund Trust, a Massachusetts business trust (the "Company"), with respect to Cash Management class shares to be issued by one or more series of the Company. One or more series of the Company as listed in Schedule A (hereinafter each such series is referred to as a "Fund") may act as a distributor of the shares of the Cash Management Shares (the "Shares") of which the Fund is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") according to the terms of this Distribution Plan (the "Plan").

                  SECTION 1. Each Fund may incur as a distributor of the Shares, expenses at the annual rate of 0.25% of the average daily net assets of each class of Shares, subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

                  SECTION 2. Amounts set forth in Section 1 may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, (i) the development, formulation and implementation of marketing and promotional activities, including direct mail promotions and television, radio, magazine, newspaper, electronic and media advertising; (ii) the preparation, printing and distribution of prospectuses and statements of additional information (and supplements thereto) and reports (other than prospectuses and statements of additional information (and supplements thereto) or reports used for regulatory purposes or for distribution to existing shareholders); (iii) the preparation, printing and distribution of sales literature; (iv) expenditures for sales or distribution support services such as for telephone facilities and in-house telemarketing; (v) preparation of information, analyses and opinions with respect to marketing and promotional activities; (vi) commissions, incentive compensation, finders fees or other compensation to, and expenses of employees of J.P. Morgan Fund Distributors, Inc. ("Distributors"), brokers, dealers and other financial institutions attributable to distribution or sales support activities, as applicable, including interest expenses and other costs associated with financing of such commissions, compensation and expenses; (vii) travel, equipment, printing, delivery and mailing costs, overhead and other office expenses of Distributors attributable to distribution or sales support activities, as applicable; (viii) the costs of administering this Plan; (ix) expenses of organizing and conducting sales seminars; and (x) any other costs and expenses relating to distribution or sales support activities. To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for Distributors' distribution-related services. All amounts expended pursuant to the Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. That portion of the amounts paid under the Plan that is not paid or advanced by Distributors to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to Section 3 shall be deemed as asset-based sales charges.

                  SECTION 3.

                           (a) Amounts expended by the Fund under the Plan may be used in part for the implementation by Distributors of shareholder service arrangements with respect

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         to the Shares. The maximum service fee paid to any service provider for acting as liaison to shareholders and providing personal services to shareholders shall be fifty one-hundredths of one percent (0.50%) per annum of the average daily net assets of the Shares attributable to the customers of such service provider. For the avoidance of doubt, it is understood that amounts that may be expended under this Section 3 are in addition to the maximum amounts that may be expended under Section
         1.

                           (b) Pursuant to this program Distributors may enter into agreements substantially in the form attached hereto as Exhibit A ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributors for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: distributing sales literature; answering routine Customer inquiries concerning the Fund and the Shares; assisting Customers in changing dividend options, account designations and addresses, and in enrolling in any of several retirement plans offered in connection with the purchase of Shares; assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions; investing dividends and capital gains distributions automatically in shares and providing such other information and services as the Fund or the Customer may reasonably request.

                           (c) Distributors may also enter into Bank Shareholder Service Agreements substantially in the form attached hereto as Exhibit B ("Bank Agreements") with selected banks acting in an agency capacity for their customers ("Banks"). Banks acting in such capacity will provide shareholder services to their customers as set forth in the Bank Agreements from time to time.

                  SECTION 4. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both
(a) the Board of Trustees of the Fund and (b) those trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Non-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

                  SECTION 5. Unless sooner terminated pursuant to Section 7, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided in Section 4.

                  SECTION 6. Distributors shall provide to the Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                  SECTION 7. This Plan may be terminated at any time by vote of a majority of the Non-interested Trustees, or by vote of a majority of the outstanding voting securities of the Shares.

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                                     3

                  SECTION 8. Any agreement related to this Plan shall be made in writing, and shall provide:

                           (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Non-interested Trustees or by a vote of the outstanding voting securities of the Fund attributable to the Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

                           (b)      that such agreement shall terminate
automatically in the event of its assignment.

                  SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 1 hereof unless such amendment is approved by a vote of at least a "majority of the outstanding securities" (as defined in the 1940 Act) of the Shares, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 4 hereof.

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                                   SCHEDULE A

                                Funds in Program

Prime Money Market Fund  II                        0.25%


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                                                                       EXHIBIT A

                          SHAREHOLDER SERVICE AGREEMENT
                       FOR SALE OF CASH MANAGEMENT SHARES

                  This Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the mutual funds (or designated classes of such funds) listed on Schedule A to this Agreement (the "Funds"), under a Distribution Plan (the "Plan") adopted pursuant to such Rule. This Agreement, between J.P. Morgan Fund Distributors, Inc. ("Distributors"), solely as agent for the Funds, and the undersigned authorized dealer ("Dealer") defines the services to be provided by Dealer for which it is to receive payments pursuant to the Plan adopted by each of the Funds. The Plan and the Agreement have been approved by a majority of the trustees of each of the Funds, including a majority of the trustees who are not interested persons of such Funds, and who have no direct or indirect financial interest in the operation of the Plan or related agreements (the "Non-interested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Plan. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit such Fund and its shareholders.

                           1. To the extent that Dealer provides
         distribution-related continuing personal shareholder services to customers who may, from time to time, directly or beneficially own Cash Management shares of the Funds, including but not limited to, distributing sales literature, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, accounting designation and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares and providing such other services as the Funds or the customer may reasonably request, Distributor solely as agent for the Funds, shall pay Dealer a fee periodically or arrange for such fee to be paid to Dealer.

                           2. The fee paid with respect to each Fund will be calculated at the end of each payment period (as indicated in Schedule
         A) at the annual rate set forth in Schedule A as applied to the average net asset value of the Cash Management Shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A. Fees calculated in this manner shall be paid to Dealer only if Dealer is the dealer of record at the close of business on the last business day of the applicable payment period, for the account in which such Cash Management Shares are held. In cases where Distributors has advanced payment to Dealer of the first year's fee for shares sold subject to a contingent deferred sales charge, no additional payments will be made to Dealer during the first year the Cash management Shares are held.

                           3. Distributors reserves the right to withhold payment with respect to the Cash Management Shares purchased by Dealer and redeemed or repurchased by the Fund or by Distributor as Agent within fifteen (15) business days after the date of

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                                       2


         Distributors' confirmation of such purchase. Distributors reserves the right at any time to impose minimum fee payment requirements before any periodic payments will be made to Dealer hereunder.

                           4. Dealer shall furnish Distributors and the Funds with such information as shall reasonably be requested either by the trustees of the Funds or by Distributors with respect to the fees paid to Dealer pursuant to this Agreement.

                           5. Distributors shall furnish the trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan by Distributors and the purposes for which such expenditures were made.

                           6. Neither Dealer nor any of its employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds, and Dealer shall have no authority to act as agent for the Funds or for Distributors.

                           7. Distributors may enter into other similar Shareholder Service Agreements with any other person without Dealer's consent.

                           8. This Agreement and Schedule A may be amended at any time without your consent by Distributors mailing a copy of an amendment to you at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless you elect to terminate this Agreement within thirty (30) days of your receipt of such amendment.

                           9. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the trustees of such Fund who are Non-interested Trustees or by a vote of a majority of the Fund's outstanding shares on sixty
         (60) days' written notice. It will be terminated by any act which terminates either the Fund's Distribution Agreement with Distributors or the Fund's Distribution Plan and, in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

                           10. The provisions of the Distribution Agreement between any Fund and Distributors, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective upon execution and delivery hereof and shall continue in full force and effect as long as the continuance of the Plan and this related Agreement are approved at least annually by a vote of the trustees, including a majority of the Non-interested Trustees, cast in person at a meeting called for the purpose of voting thereon. All communications to Distributors should be sent to the address shown at the bottom of this Agreement. Any notice to Dealer shall be duly given if mailed or telephoned to you at the address specified by Dealer below.

                           11 Dealer represents that it provides to customers who own shares of the Funds personal services as defined from time to time in applicable regulations of the National Association of Securities Dealers, Inc. and that Dealer will continue to accept payments under this Agreement only so long as Dealer provides such services.
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                                      3


                           12.      This Agreement shall be construed in
accordance with the laws of the State of New York.


                                          J.P. Morgan Fund Distributors, Inc.

Date:                                     By:
     ---------------------------------       -----------------------------

The undersigned agrees to abide by the foregoing terms and conditions.

Date:                                     By:
     ---------------------------------       -----------------------------
                                             Signature

                                          --------------------------------
                                          Name                       Title

                                          --------------------------------
                                          Bank's Name

                                          --------------------------------
                                          Address

                                          --------------------------------
                                          City/State/Zip


             Please sign both copies and return one copy of each to:

                       J.P. Morgan Fund Distributors, Inc.
                           1211 Avenue of the Americas
                                   41st Floor
                               New York, NY 10036
                              Attn:________________

                                                                       EXHIBIT B

                             CASH MANAGEMENT SHARES
                                BANK SHAREHOLDER
                                SERVICE AGREEMENT

                  The undersigned _________________ ("Bank") desires to enter into an Agreement with J.P. Morgan Fund Distributors, Inc. ("Distributors"), acting as agent for Mutual Fund Trust (the "Company"), for the servicing of Bank's agency clients who hold Cash Management shares of the Company and the administration of such shareholder accounts in the Cash Management shares of the Company (hereinafter referred to as the "Shares"). Subject to Distributors' acceptance of this Agreement, the terms and conditions of this Agreement shall be as follows:

                           1. Bank shall provide continuing personal shareholder and administration services for holders of the Shares who are also Bank's clients. Such services to Bank's clients may include, without limitations, some or all of the following: answering shareholder inquiries regarding the Shares and the Company; performing subaccounting; establishing and maintaining shareholder accounts and records; processing and bunching customer purchase and redemption transactions; providing periodic statements showing a shareholder's account balance and the integration of such statements with those of other transactions and balances in the shareholder's account, and the integration of such statements with those of other transactions and balances in the shareholder's other accounts serviced by Bank, forwarding prospectuses, proxy statements, reports and notices to clients who are holders of Shares; and such other administrative services as Distributors reasonably may request, to the extent Bank is permitted by applicable statute, rule or regulations to provide such services. Bank represents that it shall accept fees hereunder only so long as it continues to provide personal shareholder services to shareholders of the Company.

                           2. The client will be the beneficial owner of the Shares purchased and held by Bank in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. Bank will transmit to the Company's transfer agent, in a timely manner, all purchase orders and redemption requests of Bank's clients and forward to each client any proxy statements, periodic shareholder reports and other communications received from Distributors by Bank on behalf of clients. Distributors agrees to pay all out-of-pocket expenses actually incurred by Distributors in connection with the transfer by Bank of such proxy statements and reports to Bank's clients as required by applicable law or regulation. Bank agrees to transfer record ownership of client's Shares to the client promptly upon the request of a client. In addition record ownership will be promptly transferred to the client in the event that the person or entity ceases to be Bank's client.

                           3. Within five (5) business days of placing a purchase order Bank agrees to send (i) a cashier's check to Distributors, or (ii) a wire transfer to the Company's transfer agent, in an amount equal to the amount of all purchase orders placed by Bank on behalf of its clients and accepted by Distributors.
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                                      2


                           4. Bank agrees to make available to Distributors such information related to clients who are beneficial owners of Shares and their transactions in such Shares as may be required by applicable laws and regulations or as may be reasonably requested by Distributors. The names of Bank's customers shall remain Bank's sole property and shall not be used by Distributors for any other purpose except as needed in the normal course of business to holders of the Shares.

                           5. Except as may be provided in a separate written agreement between Distributors and Bank, neither Bank nor any of its employees or agents are authorized to assist in distribution of any of the Company's shares except those contained in the then current Prospectus applicable to the Shares; and Bank shall have no authority to act as agent for Distributors or the Company.

                           6. In consideration of the services and facilities described herein, Bank shall receive from Distributors on behalf of the Company an annual service fee, payable at such intervals as may be agreed upon by the parties of a percentage of the aggregate average net asset value of the Shares owned beneficially by Bank's clients during each payment period. We understand that this Agreement and the payment of such service fees has been authorized and approved by the Board of Trustees of the Company and is subject to limitations imposed by the National Association of Securities Dealers, Inc. In cases where Distributor has advanced payments to Bank of the first year's fee for shares sold with a contingent deferred sales charge, no payments will be made to Bank during the first year the subject Shares are held.

                           7. The Company reserves the right, at its discretion and without notice, to suspend the sale of any Shares or withdraw the sale of Shares.

                           8. Bank understands that Distributors reserves the right to amend this Agreement or Schedule A hereto at any time without Bank's consent by mailing a copy of an amendment to Bank at the address set forth below. Such amendment shall become effective on the date specified in such amendment unless Bank elects to terminate this Agreement within thirty (30) days of Bank's receipt of such amendment.

                           9. This Agreement may be terminated at any time by Distributors on not less than 15 days' written notice to Bank at its principal place of business. Bank, on 15 days' written notice addressed to Distributors at its principal place of business, may terminate this Agreement, said termination to become effective on the date of mailing notice to Bank of such termination. Distributor's failure to terminate for any cause shall not constitute a waiver of Distributor's right to terminate at a later date for any such cause. This Agreement shall terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2
         (a) (4) of the Investment Company Act of 1940, as amended.

                           10. All communications to Distributors shall be sent to it at 1211 Avenue of the Americas, 41st Floor, New York, NY 10036. Any notice to Bank shall be duly given if mailed or telegraphed to Bank at this address shown on this Agreement.

                           11. This Agreement shall become effective as of the date when it is executed and dated below by Distributors. This Agreement and all rights and obligations
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                                       3


         of the parties hereunder shall be governed by and construed under the laws of the State of New York.

                           12. This Agreement shall be construed in accordance with the laws of the State of New York.


                                          J.P. Morgan Fund Distributors, Inc.

Date:                                     By:
     ---------------------------------       -----------------------------

The undersigned agrees to abide by the foregoing terms and conditions.

Date:                                     By:
     ---------------------------------       -----------------------------
                                             Signature

                                          --------------------------------
                                          Name                       Title

                                          --------------------------------
                                          Bank's Name

                                          --------------------------------
                                          Address

                                          --------------------------------
                                          City/State/Zip


             Please sign both copies and return one copy of each to:

                       J.P. Morgan Fund Distributors, Inc.
                           1211 Avenue of the Americas
                                   41st Floor
                               New York, NY 10036
                              Attn:________________